Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Number 333-284611
February 12, 2025

celularity

A Fully Integrated Cellular and Regenerative Medicine Company

February 2025

v.1.1.0

DISCLAIMERS

Legal Disclaimers:
All statements in this presentation other than statements of historical facts regarding Celularity Inc. ("Celularity") are "forward-looking statements" reflecting management's current beliefs and expectations, including those relating to future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "can," "contemplate," "continue," "could," "estimate," "expect," "forecast," "intends," "may," "might," "outlook," "plan," "possible," "potential," "predict," "project," "seek," "should," "strive," "target," "will," "would" and the negative of terms like these or other comparable terminology, and other words or terms of similar meaning. Many factors could cause actual results to differ materially from those described in these forward-looking statements, including but not limited to: the inherent risks in biotechnological development, including with respect to the development of novel therapies, and the clinical trial and regulatory approval process; and risks associated with Celularity's current liquidity, as well as developments relating to Celularity's competitors and industry, along with those risk factors set forth under the caption "Risk Factors" in Celularity's current annual report on Form 10-K filed with the Securities and Exchange Commission "SEC" and other filings with the SEC. Accordingly, forward-looking statements should not be relied upon as representing Celularity's views as of any subsequent date, and Celularity undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of or securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Celularity makes no representation or warranty as to the accuracy or completeness of the data contained herein and shall have, and accept, no liability of any kind, whether in contract, tort (including negligence) or otherwise, to any third party arising from or related to use of this presentation or the data contained herein. Certain information contained in this presentation relates to or is based on studies, publications, surveys and Celularity's own internal estimates and research. Such estimates and research have not been verified by any independent source. In addition, market data which may be included in this presentation may involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions.

Celularity owns or has the rights to various trademarks, service marks and trade names that it uses in connection with the operation of its business. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Celularity, or an endorsement or sponsorship by or of Celularity.

Non-GAAP Financial Measures:
This presentation also contains non-GAAP financial measures relating to Company's financial performance, including operating income (loss) excluding cash items. The Company believes that excluding the impact of these items is more useful to analysts and investors in comparing the results of operations and operational trends between reporting periods and relative to other clinical stage life sciences companies. Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the company's financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the full GAAP financial presentation and not to rely on any single financial measure to evaluate the Company's business.

FREE WRITING PROSPECTUS

This presentation highlights basic information about us and the proposed offering. Because it is a summary, it does not contain all of the information that you should consider before investing. We have filed a registration statement (including a prospectus) with the SEC for the offering to which this presentation relates. The registration statement has not yet become effective. Before you invest, you should read the prospectus in the registration statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about us and the offering.

You may access these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, we or any underwriter participating in the offering will arrange to send you the prospectus if you contact ThinkEquity, Prospectus Department, 17 State Street, 41st Floor, New York, New York 10004, telephone: (877) 436-3673.

This presentation shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. The offering will only be made by means of a prospectus pursuant to a registration statement that is filed with the SEC after such registration statement becomes effective.

OFFERING SUMMARY

Issuer:	Celularity Inc.
Listing:	Nasdaq: CELU
Expected Offering Size:	$10,000,000 (15% over-allotment option)
Securities Offered:	Shares of class A common stock (or for purchasers who would otherwise beneficially own more than 4.99% (or 9.99%) of the outstanding shares, pre-funded warrants in lieu thereof)
Use of Proceeds:	• Working capital and general corporate purposes • $2.1 million for the repayment of a convertible note • $2.1 million for the payment of cash interest due
Sole Book-Runner:	ThinkEquity

CELULARITY TODAY

- We are an advanced stage cellular and regenerative medicine company, that is a hybrid of a commercial & developmental stage business:
  - *Biomaterials*: Six commercial stage products, and three FDA Medical Device 510(k) filings expected in 2025-27.
  - *Cell Therapy*: Two advanced stage cell therapy programs; Diabetic foot ulcer (“DFU”), and Crohn’s disease (“CD”).
- *Revenue Generation*: $36mm total net revenues for the nine months ended 9/30/2024, led by our Degenerative Disease segment with net revenue of $32mm (389% YoY growth) & gross margins of 79%.
- *Other revenue opportunities:*
  - Contract manufacturing and development services.
  - Fee-based biobanking services.
- Spun out of Celgene in 2017.
- Established commercial scale infrastructure: $100mm state of the art, ~150,000 square foot, GMP and R&D facility.
- Significant potential value creation from our clinical stage cell therapy assets, while benefiting from growing advanced biomaterial product sales.

REGENERATIVE MEDICINE

VALUE DRIVERS AND COMMERCIAL OPPORTUNITIES

- Six commercial stage products with net revenue of $32mm (389% YoY growth) & gross margins of 79% for the nine months ended 9/30/2024.
- We expect to grow brand visibility in:
  - Wounds
  - Orthopedics
  - Aesthetics
- Expand R&D, and product development relationships with biomaterial partners.
- Three FDA Medical Device 510(k) filings expected in 2025-27 for off-the-shelf placental-derived allogenic biomaterial product candidates.
  - Celularity Tendon Wrap (“CTW”) in the 2H 2025.
  - FUSE Bone Void Filler (“FUSE”) in the 2H 2026.
  - Celularity Placental Matrix (“CPM”) in the 2H 2027.

ADVANCED BIOMATERIAL PRODUCTS

Product Names/Candidates	Indication	Discovery	Regulatory Pathway	Commercialization
Amniotic Membrane Allograft	Wound Care		361 HCT/P	BIOVANCE®
Tri-Layer Amniotic Membrane Allograft	Wound Care		361 HCT/P	3L
Tri-Layer Amniotic Membrane Allograft	Ocular Protective Cover		361 HCT/P	Biovance 3L OCULAR
Amniotic Membrane Allograft	Wound Care		361 HCT/P	CentaFlex
Tri-Layer Amniotic Membrane Allograft	Wound Care		361 HCT/P	REBOUND™
Placental Connective Tissue Matrix	Wound Care		361 HCT/P	Interfyl®
Celularity Tendon Wrap (CTW)	Surgical Tendon Management		Future expected 510(k) filing	
FUSE Bone Void Filler	Orthopedics / Bone, Spine, Dental		Future expected 510(k) filing	
Celularity Placental Matrix (CPM)	Soft Tissue Management	Future expected 510(k) filing		

STRONG BIOMATERIAL SALES GROWTH

CURRENT COMMERCIAL BUSINESS: *REGENERATIVE BIOMATERIAL PRODUCTS*

BIOVANCE



Placenta-derived allograft; provides dermal scaffold to serve as a foundation for advanced wound healing.

Interfyl



Connective tissue matrix (CTM) from chorionic plate of human placenta; provides structural support while maintaining its elasticity.

3L


3L

Placenta-derived allograft; 3-layer design with improved structural integrity and handleability.

Biovance 3L OCULAR



Designed for ocular surface diseases and disorders.

CentaFlex


CentaFlex

Placental matrix allograft derived from umbilical cord; provides stronger and more durable support for soft-tissue repair.

REBOUND


REBOUND
celularity

Full Thickness placenta-derived allograft matrix consisting of a 3-layer design.

Launched 9/24

Can be leveraged across chronic wound, orthopedics, ophthalmology, and aesthetics markets.


Degenerative Disease Net Revenue
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$12,463,000
$17,330,000
$32,231,000
Year Ended 12/31/2022
Year Ended 12/31/2023
9 Months Ended 9/30/2024

BUILDING AWARENESS AMONG SURGEONS AND PATIENTS



Clinics in Podiatric Medicine and Surgery
Volume 32, Issue 1, January 2015, Pages 147-159
ELSEVIER
Recent Advances in Acellular Regenerative Tissue Scaffold
Nicole M. Protzman MS
SECTION: ORIGINAL RESEARCH
Real-world Experience With a Decellularized Dehydrated Human Amniotic Membrane Allograft
Janice M. Smiell, MD; Terry Treadwell, MD; Helen D. Hahn, RN, MBA; Michel H. Hermans, MD
RESEARCH ARTICLE
WILEY
An in vitro comparison of human corneal epithelial cell activity and inflammatory response on differently designed ocular amniotic membranes and a clinical case study
Yong Mao | Nicole M. Protzman | Nikita John | Adam Kuehn | Desiree Long | Raja Sivalenka | Radoslaw A. Junka | Anish U. Shah | Anna Gosiewska | Robert J. Hariri | Stephen A. Brigido
Clinical Research on Foot & Ankle
Research Article
Open Access
The Use of an Acellular Connective Tissue Matrix in Hindfoot and Ankle Fusions: Understanding the Cellular Bench Top Data with a Consecutive Patient Series: A Pilot Study
Journal of Experimental Orthopaedics
ORIGINAL PAPER
Open Access
A decellularized flowable placental connective tissue matrix supports cellular functions of human tenocytes in vitro
DHAM
DDHAM
Journal of Biology and Medicine
Review Article
Flowable placental connective tissue matrices for tendon repair: A review
Nicole M Protzman, Yong Mao, Anna Gosiewska
Journal of Biotechnology & Biomaterials
Research Article
Open Access
Decellularized and Dehydrated Human Amniotic Membrane in Wound Management: Modulation of Macrophage Differentiation and Activation
Joseph Gleason, Xuan Guo, Nicole M Protzman, Yong Mao, Adam Kuehn, Raja Sivalenka, Anna Gosiewska, Robert J Hariri and Stephen A Brigido
bioengineering
MDPI
Review
Placental-Derived Biomaterials and Their Application to Wound Healing: A Review
Nicole M. Protzman, Yong Mao, Desiree Long, Raja Sivalenka, Anna Gosiewska, Robert J. Hariri and Stephen A. Brigido

THREE FDA 510(K) FILINGS PLANNED IN 2025-27

	Development	Pre-RFD*	Q-Sub	510(k) Studies Progress	510(k) Submission	Indication Market Size 2023	2031	CAGR**
Celularity Tendon Wrap (Tendon Repair)	✓	✓	✓	80%	H2 2025	$ 2.2B	$ 4.7B	+7%
Fuse Bone Void Filler (Bone Void Filler)	✓	✓	✓	60%	H2 2026	$ 3.4B	$ 6.2B	+6%
Celularity Placental Matrix (Wound Care)	✓	✓	In progress	50%	H2 2027	$14.6B	$21.8B	+5%

Growth Opportunities in Wound Care and Orthopedics Markets

*RFD – Request for Designation
**CAGRs are the estimated cumulative annual growth rates for 2023 -2031.Global Market Research; Global Market Insights, Nova 1 Advisor; Management estimates;

THE CTW DIFFERENCE: EFFECTIVE DURABLE TENDON REPAIR

Celularity Tendon wrap

80%

Anticipated 510(K) Filing H2 2025

R&D Feasibility	Process Development	Prototype Characterization	Pre-RFD	Pre-Submission / Q-Sub	510(k) Enabling Studies & Tech Transfer	510 (k) Submission Commercial Runs & Device Launch

Clinical Challenges

- Slow, incomplete tendon healing
- High rate of recurrence
- Limitations of current products:
  - Infection
  - Bulkiness
  - Impingement

CTW Difference[1]

- First human-derived sheet device for tendon indications
- Non-Crosslinked
- Suturable
- Biophysical Strength
- Bioresorbable
- Biocompatible






Comparative Bovine
Collagen–based Product


CTW



Designed to Promote Effective Tendon Healing[2]

1) Celularity preclinical/benchtop study reports
2) Celularity preclinical study report

CELULARITY TENDON WRAP POTENTIAL EXPANDED INDICATIONS

Urology



Market

- **$13.07 billion** in 2024 projected to increase to **$23.8 billion** by 2034, at a **CAGR of 6.2%**[1]

Unmet need

- Current standard of care, synthetic or xenogeneic products, are associated with chronic pain and dysfunction post surgery;
- Limited protective barriers lack biocompatibility and mechanical suitability.

Potential Applications

- Soft tissue protection post urological surgery
- Urethral repair
- Bladder augmentation.

Gynecology



Market

- **$9.74 billion** in 2023 projected to reach USD **22 billion** by 2033, at **CAGR of 8.5%**[2]

Unmet need

- Current standard of care synthetic surgical meshes or xenogeneic and crosslinked meshes are associated with complications post surgery.

Potential Applications

- Post gynecological surgeries, e.g. pelvic organ prolapse
- Vaginal slings

General/Plastic Surgery



Market

- **$2.03 billion in 2024** expected to increase at **CAGR of 5-7%** by 2030[3].

Unmet need

- Available synthetic and xenogeneic products have limited effectiveness, recovery time, and accessibility.

Potential Applications

- Aesthetic procedures
- Breast reconstruction
- Abdominal wall reconstruction
- Other soft tissue repair procedures

1. Fact.Mr May 2024

2. Precedence Research, February 2024

3. The Business Research Company, July 2024

THE FUSE DIFFERENCE: REGENERATIVE BONE MANAGEMENT

Fuse bone void filler

60%

Anticipated 510(k) Filling H2 2026

R&D Feasibility	Process Development	Prototype Characterization	Pre-RFD	Pre-Submission / Q-Sub	510(k) Enabling studies & Tech Transfer	510 (k) Submission Commercial Runs & Device Launch

Clinical Challenges

- Ineffective integration with the injured tissue
- Migration of the mineral component
- Implant degradation rates not matching rate of bone regeneration

FUSE Difference[1]

- Composite Material
- Moldable
- Osteoconductive
- Bioresorbable
- Biocompatible


Beta TCP
New Bone


cm


New Bone Formation[2]

1) Celularity preclinical/benchtop study reports
2) Celularity preclinical study report

FUSE POTENTIAL EXPANDED INDICATIONS

Dental Bone Grafting



Market
- **$1.14 billion** in 2024, and projected to reach $**2.53 billion by 2033**, at **CAGR of 9.24%**[1]

Unmet Need
- Faster recovery times post dental procedures.
- Need for improved biomaterials.

Potential Applications
- Dental surgery: bone grafting in periodontal, oral and maxillofacial surgery
- Augmentation or reconstructive treatment of alveolar ridge
- Filling of periodontal defects

1.Custom Market Insights 2024.

Cranio-maxillofacial (CMF)



Market
- **$2.2 billion** in 2024, and projected to reach $**4.2 billion by 2033**, at **CAGR of 7.1%**[2]

Unmet Need
- Faster recovery post surgery.
- Need for improved biomaterials.

Potential Applications
- Reconstructive procedures and trauma
- Rhinoplasty
- Chin augmentation
- Cheekbone enhancement

2. IMARC, 2024.

Joint Reconstruction



Market
- **$28.91 billion in 2024** and is projected to reach **$37.21 billion in 2030.** at **CAGR 4.3%**[3]

Unmet Need
- New biomaterials that address poor bone quality and reduced vascularization in elderly patients with degenerative joint conditions or osteoporosis.

Potential Applications
- Osteochondral defect repair
- Post traumatic joint reconstruction
- Cartilage repair

3. Grandview Research 2024.

THE CPM DIFFERENCE: REGENERATIVE WOUND & SOFT TISSUE MANAGEMENT

Celularity placental matrix

50%

Anticipated 510(k) Filling H2 2027

R&D Feasibility	Process Development	Prototype Characterization	Pre-RFD	Pre-Submission / Q-Sub	510(k) Enabling studies & Tech Transfer	510 (k) Submission Commercial Runs & Device Launch



Clinical Challenges	CPM Differences[1]
• Lack of effective therapies • Current standard of care ineffective and unchanged for decades • Tissue ablation post laser surgery requires effective wound management	• Flowable • Deliverable in various vehicles • Conforming to size and shape of wounds or defects • Leveraging placental ECM development from project FUSE





FOR CHRONIC & ACUTE WOUNDS, BURNS, SURGICAL AND AESTHETICS

1) Celularity preclinical/benchtop study reports

CELULARITY PLACENTAL MATRIX POTENTIAL EXPANDED INDICATIONS

Mucosal Tissue Repair



Market

- **$7.39 billion** in 2024 and a **5.6% CAGR**, to reach US$**12.78 billion** by 2034[1]

Unmet Need

- Adhesions and scarring post surgery
- Prolonged tissue repair post periodontal and recession surgeries

Potential Applications

- Oral mucosa repair
- Vaginal and cervical mucosa repair
- Nasal and sinus mucosa repair
- Gastrointestinal mucosa
- Respiratory mucosa repair

Peri-implantitis



Market

- **$3.05 billion in 2024 expected to grow to $5.16 billion by 2032. CAGR: 6.02% (2024 - 2032)**[2]

Unmet Need

- Poor implant integration
- Complications post implant placement

Potential Applications

- Alveolar ridge reconstruction
- Filling of periodontal defects after root resection, apicoectomy, and cystectomy

Gastroenterology: Fistula Repair



Market

- **$701.3 million in 2023 projected to reach $877.2 million by 2030, CAGR of 3.8%**[3]

Unmet Need

- High recurrence rate
- High treatment costs

Potential Applications

- Recto-vaginal or anorectal fistulas
- Fistulotomy, advancement flap, LIFT (ligation of intersphincteric fistula tract), and plug placement

1.FACT.MR Soft Tissue Repair market, 2024.

2. Market Research Future Jan 2025.

3. Verified Market Research, April 2024.

CELL THERAPY

DISRUPTIVE VALUE OPPORTUNITY

- Proprietary placental cell therapy platform. Substantial human clinical experience across multiple indications.
- Narrowed our focus on two advanced stage cell therapy programs. One in diabetic foot ulcer (“DFU”), and another in Crohn’s disease (“CD”).
  - Compelling Phase II data vs publicly available data on FDA approved products.
- Goals 1H 2025:
  - Identify development partners for our two advanced stage clinical programs and other product candidates.
  - Request an end of Phase II meeting with the FDA for PDA-002 cell therapy candidate in DFU.
  - Complete our safety and efficacy assessment to determine progress to a Phase III clinical trial in Crohn’s disease.
  - Continue evaluating the development of CYNK-001 in senolytic/senoablation for age-related conditions.

TRANSFORMATIVE PLATFORM OPPORTUNITIES

ABILITY TO TARGET AGE RELATED DISEASES INCLUDING AUTOIMMUNE DISEASE, DEGENERATIVE DISEASES AND CANCER

AUTOIMMUNE / DEGENERATIVE DISEASES


Placental Derived Adherent Cells (PDA-001 & PDA-002)
Placental Natural Killer Cells (CYNK-001)

ONCOLOGY AND AGE-RELATED SENESCENCE

- Allogeneic Highly Scalable, Off-the-Shelf Products
- Significant Potential in Expanded Indications

CELL THERAPY PIPELINE

Platform	Candidate	Optimization	Indications	Discovery	Pre-clinical	Phase 1/2	Phase 3
MLASC	PDA-001/002	Unmodified	Autoimmune (Crohn's) & Degenerative Disease (DFU)				*Phase 2 Studies Complete (Pending FDA EOP-2 meeting)*
MLASC	PDA-002	Unmodified	FSHD			*Phase 1 Ready*	
pT	undisclosed	CAR + Persistence + Stealth	Solid Tumor				
pT/ pNK	undisclosed	CAR + Persistence + Stealth	Autoimmune Disease				

PDA CELLS: PRELIMINARY RESEARCH FINDINGS

Immune Reprogramming*


PDA-001/002

Immune Cell Modulation:

- T cells
- Tregs
- B cells
- DC
- Monocytes
- Macrophages

Reduced T cell activation and proliferation T cell skewing leads to functional improvement in disease models.

Angiogenesis*

Hind Limb Ischemia Model


Vehicle
PDA-002
HDF
Blood Flow %
80
60
40
20
0
D0
D14
D28
D42

Vascular Growth Factors:

- PDGF
- FGF
- VEGF, HGF

Locally injected PDA improved blood flow in diabetic mice and increase M2 pro-regenerative macrophages.

Myogenesis*

Hind Limb Ischemia Model


H&E
Oil Red Staining
(Adipocyte Deposition)
Vehicle
PDA-002
Centronucleated Myofibers
Vehicle
PDA-002

PDA resulted in increased new muscle fibers and decreased adipocyte infiltration in damaged muscle tissue in mice.

*Data on file. Celularity preclinical study reports and publications

PDA-001 & PDA-002: ADVANCED STAGE CLINICAL CANDIDATES

- ***Compelling Clinical Data***: Clinical dataset across several clinical studies among 233 subjects with both PDA-001 (Intravenous) and PDA-002 (Intramuscular) in 6 placebo-controlled trials across 5 indications[1].
- ***Safety***: PDA-001 and PDA-002 were well-tolerated with mild to moderate local, transient thrombophlebitis, and rare localized venous thrombosis adverse events attributed to the product. Long-term safety data available for 2 years.
- ***Selected Indications***: After analyzing the data, we have narrowed our PDA focus to two indications: Diabetic foot ulcer with and without PAD, and Crohn's disease, where efficacy endpoints of PDA-001 and PDA-002 were achieved.

Platform	Optimization	Candidate	Indications	Discovery	Pre-clinical	Phase 1	Phase 2	Phase 3
MLASC	Unmodified	PDA-002 (Degenerative)	Diabetic Foot Ulcer (DFU)					*Phase 2 Studies Complete (Pending FDA EOP-2 meeting)*
		PDA-001 (Autoimmune)	Crohn's Disease (CD)					*Phase 2 Studies Complete (Pending FDA EOP-2 meeting)*

1.Data on file. Celularity clinical study reports and publications

PDA-002: DIABETIC FOOT ULCER PHASE II STUDY RESULTS

- PDA-002 has the potential to be the pioneer product in the treatment of DFU *with PAD* population as no other products are currently approved in this sub-population.
- FDA approved products in DFU are Dermagraft, Regranex, Apligraf, Dermapace, and Omnigraft.
- PDA-002 demonstrated compelling results compared to pivotal studies reported for FDA approved products in DFU without need for retreatment.
- The primary endpoint of PDA cells met the FDA's requirement on complete closure within 12 weeks and 4 consecutive weeks of durability post-ulcer wound closure.
- PDA-002 (3 M dose level) demonstrated superior results to publicly available data on Dermagraft & Dermapace at week 12 with greater wound healing durability.
- PDA-002's extended one-month closure validation exceeds FDA's two-week requirement, setting new industry standards

PDA-002 vs. Publicly Available Data on Approved Products



60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
Percentage of subjects
12 weeks
16 weeks
20 weeks
Ulcer Closure
Apligraf
PDA-002 3 M
PDA-002 10 M
Dermapace
Dermagraft
Omnigraft
Regranex

Closure Rates - Time Point of Ulcer Closure			
Product	**12 weeks**	**16 weeks**	**20 weeks**
Apligraf	56%		
Dermapace	26%		
Dermagraft	39%		
Omnigraft		51%	
Regranex			50%
PDA-002 3 M	***42%***	***50%***	***54%***
PDA-002 10 M	***37%***	***44%***	***48%***

References:
PMA FDA summaries for Apligraf, Dermagraft, Omnigraft; 510k FDA summary for Dermapace, and Regranex Gel Package insert, PDA-002 Clinical Study Data

PDA-001: CROHN'S DISEASE PHASE I & PHASE II RESULTS

- Three studies (Phase I and Phase II) were conducted with PDA intravenous in Crohn's Disease vs placebo.
- Currently approved products in the market are Stelara, Entyvio, & Humira.
- PDA-001 demonstrated durable 1 & 2-year response and remission rates, with a superior safety profile, compared to publicly available data of the currently approved products in the market, without retreatment after initial dosing.

Efficacy: PDA-001 Vs. Publicly Available Data in Approved Products at 1-year and 2-year Time Period



70%
60%
50%
40%
30%
20%
10%
0%
Percentage of Subjects
1-year Remission
2-year Remission
Clinical Remission
PDA -001 Cells
Stelara
Entyvio
Humira

Crohn's : PDA-001 vs. Approved Products		
Product	1-year Remission	2-year Remission
Stelara	53%	64%
Entyvio	39%	30%
Humira	36%	N/A
PDA-001 Cells	*50%*	*50%*

References:
•Stelara Prescribing information (PI), Entyvio : Vince et al. 2019, Humira PI, PDA-001 Clinical study report

NK CELL PLATFORM: PRE-CLINCAL EVALUATION FOR SENOABLATION/FRAILTY

- ***NK Cell Platform***: We have dosed a total of 71 subjects across several clinical stage indications[1].
- ***Safety***: Human safety experience was well-tolerated with transient Grade 1 or 2 cytokine release syndrome (CRS) attributed to the product.
- ***Clinical Efficacy***: Within two AML clinical studies, one complete remission (CR), 4 MLFS[2], and one MRD[3] negativity was demonstrated.
- ***Path forward***: We are evaluating development and seeking collaborative partners for CYNK-001 in senolytic/senoablation for age-related conditions (senoablation/frailty).

1.Celularity clinical study reports and publications
2. MLFS – Morphologic Leukemia-Free State
3. MRD – Measurable Residual Disease

NK CELLS PLAY A FUNDAMENTAL IMMUNOLOGICAL ROLE IN ELIMINATING SENESCENT CELLS

- ***Clearance of senescent cells (Senoablation)***: NK cells are critical in eliminating senescent cells from the body. They directly kill senescent cells and produce cytokines that activate macrophages to remove these cells.[1]
- ***Target Specific***: NK cells use NKG2D receptors to identify senescent cells and then destroy them using perforin, a pore-forming cytolytic protein.[1]
- ***Immunosenescence***: NK cell function declines with age, characterized by reduced cytokine secretion and decreased target cell cytotoxicity. This decline may contribute to the accumulation of senescent cells in older individuals.[2]
- ***Inflammaging***: NK cell dysfunction is implicated in the chronic low-grade inflammation associated with aging, known as "inflammaging", which is likely contributing to the pathogenesis of multiple chronic diseases.[2]
- ***Cancer and immunocompetence***: NK cells play a vital role in eliminating pre-malignant cells and cells infected with viruses. Their dysfunction with age may contribute to increased susceptibility to cancer and infections in aging individuals.[2]

1. Antonangeli F, Zingoni A, Soriani A, Santoni A (June 2019). "Senescent cells: Living or dying is a matter of NK cells". Journal of Leukocyte Biology. 105 (6): 1275–1283. DOI:10.1002/JLB.MR0718-299R. PMID: 30811627. S2CID: 73469394.
2. https://pmc.ncbi.nlm.nih.gov/articles/PMC8947539/

CYNK-001 SCIENTIFIC RATIONALE: PLACENTAL NK CELLS EXHIBIT ACTIVITY AGAINST SENESCENT CELLS IN VITRO


NT
Etoposide 6.25μM
Doxorubicin 100nM

Chemo-induced Senescence

CYNK cells demonstrated significantly enhanced ablation (kill and clear) of senescent cells in pre-clinical studies


Spider β-Gal
% Expression of Live Cells
0
10
20
30
40
NT
Etop
Doxo

β-Gal expression


GM-CSF
pg/ml
0
5000
10000
15000
20000
25000
***
***
CYNK Alone
NT A549
CYNK:NT A549
Etop A549
CYNK:Etop A549
Doxo A549
CYNK:Doxo A549

Cytokine response


CYNK-001 Against A549
Cytotoxicity (%)
0
20
40
60
80
100
5:1
2.5:1
1.25:1
A549-NT
A549-Etop
A549-Doxo
****
****

Cytotoxicity



OPPORTUNITIES IN AGE-RELATED DISEASES: CURRENT TARGETS WITH BOTH PDA CELLS AND NK CELLS



PDA-001/002 MOA - Sarcopenia

1. Immunomodulatory
2. Anti-inflammatory
3. Angiogenesis, Myogenesis, and Neurogenesis
4. Reduction of oxidative stress



CYNK-001 Cell MOA- Senoablation

1. Targets expressed stress ligands on senescent cells
2. NKG2D recognition
3. Perforin/granzyme IFN-g macrophage activation



PDA-001/002 MOA- Frailty

1. Immunomodulatory
2. Anti-inflammatory
3. Angiogenesis, Myogenesis, and Neurogenesis
4. Reduction of oxidative stress



PDA-001/002 MOA- Skin Rejuvenation

1. Immunomodulatory
2. Anti-inflammatory
3. Angiogenesis
4. Reduction of oxidative stress



PDA-001/002 MOA - FSHD

1. Anti-inflammatory
2. Myogenesis
3. Reduction of oxidative stress



PDA-001/002 MOA- Neurodegenerative

1. Immunomodulatory
2. Anti-inflammatory
3. Angiogenesis, Myogenesis, and Neurogenesis
4. Reduction of oxidative stress

LEVERAGING CAPABILITIES AND CAPACITY

Purpose Built Facility for Commercial-scale Cellular Therapeutic Manufacturing

- $100M investment in cGMP/cGTP manufacturing
- Enables greater control, efficiency and optimization than is achievable by outsourcing to contract manufacturing organizations (CMOs) alone

Staffed by Highly Specialized Scientists, Engineers & Technicians

- Optimized, product-specific CMC, QA/QC and manufacturing processes accelerate product development, production and commercialization
- Over 2 decades of experience with source material procurement

Commercial Scale, GMP-ready

- 9 Grade C/ISO 7 suites
- 6 Grade D/ISO 8 labs
- Full bio/cryo-repository systems
- Dedicated translational research labs













Celularity benefits from Celgene's 15 year+ investment in developing the technologies and capabilities required to manufacture cellular products at scale with consistent and reliable quality

MANAGEMENT TEAM

Robert Hariri, M.D., Ph.D.

Chief Executive Officer and Chairman

- Founder of Legacy Celularity.
- Served as our CEO and Chairman since the July 2021 business combination.
- Served as a director at Cryoport from September 2015 and Biovie from June 2020.
- Prior to joining Legacy Celularity, Dr. Hariri founded and served as CEO of Anthrogenesis Corporation, and after its acquisition by Celgene, Dr. Hariri served as CEO of Celgene Cellular Therapeutics from 2005 to 2013.
- Obtained an A.B. in Biological Anthropology from Columbia University School of Engineering and Applied Sciences and Columbia College and an M.D. and Ph.D. from Cornell University.

David Beers, CFA

Chief Financial Officer

- Served as our CFO since the July 2021 business combination and before that served as Legacy Celularity's CFO since January 2020.
- Previously served as a portfolio manager at Goldman Sachs Asset Management or GSAM from 2010 to March 2019, where he managed the Goldman Sachs Income Builder portfolio and the Real Estate Balanced portfolio as a member of the GSAM high yield team.
- Previously, Mr. Beers served as a technology and media analyst with T. Rowe Price from 2004 to 2010 and with Morgan Stanley Investment Management from 1996 to 2002.
- Mr. Beers obtained an AB from Princeton University in 1992 and an MBA from The Wharton School of Business at The University of Pennsylvania in 2004.

Stephen Brigido, DPM

President, Degenerative Disease

- Served as our President, Degenerative Disease since the July 2021 business combination and before that, served as Legacy Celularity's President, Degenerative Disease and Biobanking since September 2019.
- Dr. Brigido served as President and CMO at Edge Orthopaedics, LLC from April 2012 to July 2016.
- While at Edge Orthopaedics, Dr. Brigido was responsible for the development and commercial release of over 30 FDA approved products in foot and ankle surgery.
- In 2016, he facilitated a sale of that company to Orthofix SRL in Verona, Italy.
- Dr. Brigido is a Professor of Surgery at The Commonwealth Medical College in Scranton, PA, and has numerous patents involving biomaterials and orthopedic hardware.
- Dr. Brigido obtained a Bachelor of Science from Randolph-Macron College and a Medical Degree from Temple University.

OPERATIONS SUMMARY [1]

	9 Months Ended September 30,		Year Ended December 31,	
	2024	2023	2023	2022
Revenues				
Product Sales, Net	$26,199	$3,633	$13,149	$3,749
Services	$3,857	$4,062	5,441	$5,512
License, royalty and other	$6,032	$2,964	$4,181	$8,714
Total Net Revenues	**$36,088**	**$10,659**	**$22,771**	**$17,975**
Cost of Revenues				
Product Sales, Net	$2,888	$1,486	$8,628	$2,353
Services	$952	$1,355	$1,650	$3,536
License, royalty and other, excluding depreciation	$2,682	$2,356	$4,137	$12,411
Gross Profit	**$29,566**	**$5,462**	**$8,356**	**$(325)**
Cash Operating Expenses				
R&D costs, excluding stock-based comp & depreciation	$12,228	$28,777	$27,877	$75,457
Software cease-use costs	-	$24,161	-	-
Selling, general and administrative, excluding stock-based comp & depreciation	$32,027	$24,310	$33,197	$47,603
Operating Income (loss) excluding non-cash items below	**$(14,689)**	**$(71,786)**	**$(52,718)**	**$(123,385)**
Non-cash Operating expenses (income)				
Change in fair value of contingent consideration liability	-	$(104,339)	$(104,339)	$(126,277)
Goodwill impairment	-	$112,347	$112,347	$3,610
IPR&D impairment	-	$107,800	$107,800	-
Depreciation & Amortization	$6,046	$7,028	$9,324	$9,436
Stock Based Compensation (R&D and SG&A)	$8,343	$10,980	$14,437	$15,446
Operating Income (loss)	**$(29,078)**	**$(205,602)**	**$(192,287)**	**$(25,600)**

1. Presented to show the effects of non-cash charges. See full financials for GAAP presentation. Numbers in thousands.

PRO FORMA, PRE-OFFERING BALANCE SHEET & CAP TABLE

Balance Sheet Summary ($000)	As of 9/30/2024	Pro Forma, Pre-Offering[1]
Cash and Cash Equivalents	$133	$3,221
Current Assets	$14,502	$17,590
Total Assets	$128,840	131,928
Operating Lease Liability	$26,451	$26,451
Total Debt	$42,610	$42,024
Total Liabilities	$111,560	$110,991
Total Shareholders' Equity	$17,280	$20,937

Pro Forma, Pre-Offering Cap Table[2]	
Shares of Class A Common Stock	23,807,749
Unsecured senior convertible notes[3] (As converted)	352,932
Options (WAEP: $27.35)	3,985,086
Warrants (WAEP: $30.18)[4]	10,134,087
RSU/PSUs	668,380

1. Gives effect to the subsequent issuances of (i) $750,000 of unsecured senior convertible notes and warrants to purchase up to 759,451 shares of our shares; (ii) conversion of approximately $1.3mm of convertible promissory notes into 478,881 shares on various dates in November 2024 and (iii) the issuance of 1,188,255 shares issued upon the exercise of a warrant on January 24, 2025.
2. Excludes: (i) 746,109 shares underlying a $2.1mm convertible note, since the $2.75 conversion price is above current market price, and we intend to repay the note with proceeds from the offering; and (ii) 600,000 shares issuable upon exercise of warrants (500,000 to be issued on July 24, 2025 and 100,000 to be issued on the date of the Starr Amendment).
3. Shares issuable upon conversion of outstanding principal of $750k together with interest accrued thereon of unsecured notes at the price of this offering, based on an assumed public offering price of $2.16 per share.
4. WAEP assumes a $2.16 public offering price.

ANTICIPATED MILESTONES

1H 2025	2H 2025	1H 2026	2H 2026	1H 2027	2H 2027
Expect in the 1H 2025 to request an end of Phase II meeting with the FDA for MLASCs (PDA-002) cell therapy candidate in diabetic foot ulcer. In addition, with respect to our MLASCs cell therapy candidate (PDA-001), we expect to complete our safety and efficacy assessment to determine how to progress to a Phase III clinical trial in Crohn's disease. Evaluating development and seeking collaborative partners for CYNK-001 in senolytic/senoablation for age-related conditions	Submit a 510(k) application for our Celularity Tendon Wrap in the second half of 2025.		Advance the development of our FUSE Bone Void Filler with the objective of a 510(k) filing in the second half of 2026.		Advance the development of our Celularity Placental Matrix with the objective of a 510(k) filing in the second half of 2027.

INVESTMENT HIGHLIGHTS

- Established commercial and developmental stage company in cellular and regenerative medicine.
- Proven track record in product development and growing commercial experience with innovative technologies.
- Leveraging pro-active regulatory strategy to broaden commercial portfolio.
- Advanced stage cell therapy in Diabetic Foot Ulcer and Crohn's disease, autoimmune/degenerative diseases. Broad opportunities in age-related diseases/longevity.
- Six commercial stage products, and three FDA Medical Device 510(k) filings expected in 2025-27.
- Existing commercial-scale capabilities and capacity.
- Significant potential value creation from our clinical stage cell therapy assets, while benefiting from growing advanced biomaterial product sales.